UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Trevena, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Trevena Stockholder:

We are excited by Trevena’s prospects and are asking for your support for the proposals at our Special Meeting of Stockholders: a reverse split of our common stock and a reduction in authorized shares.

Our Board believes these proposals are in the best interest of our shareholders and recommends a vote FOR the proposals. Glass Lewis and ISS, two leading independent shareholder advisory services, also recommend a vote FOR the proposals.

After a transformational year, Trevena was added to the Russell 2000® index of leading small-cap companies. The proposals position us well for long term growth:

-	Aligns Share Count. The median Russell 2000 company has ~40M shares outstanding, and Trevena would have ~41M post-split
-	Facilitates Institutional / Individual Investors. Intended to eliminate price-based restrictions and reduce transaction costs
-	Provides Financial Flexibility. Enables Trevena to move quickly, should the opportunity arise, on a range of fronts
o	Expand into new areas for OLINVYK beyond initial launch focus
o	Act on strategic opportunities that may improve scale and leverage commercial field force
o	Advance pipeline assets upon positive data, including TRV027 (COVID-19 studies with NIH ACTIV-4 Host Tissue and REMAP-CAP); TRV045 (diabetic neuropathic pain); TRV734 (opioid use disorder) and TRV250 (migraine)

YOUR PARTICIPATION IS IMPORTANT – PLEASE VOTE TODAY!

According to our latest records, your proxy vote relating to this Special Meeting of Stockholders has not yet been received.

Please take a moment to refer to the enclosed Vote Instruction Form to vote your shares. You may also call a representative to assist you toll-free:

833-501-4709

Sincerely,

Carrie L. Bourdow

President and Chief Executive Officer